SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2004

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

Delaware	0-50285	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On April 30, 2004, a newly created subsidiary of First Advantage Corporation (the “Company”), CIC Enterprises, LLC (the “Purchaser”) acquired substantially all of the assets of CIC Enterprises, Inc., STEPS, Inc., SFC, Inc., and Horton, Inc., businesses specializing in the identification and processing of tax and incentive credits, sales and use-tax services, transportation tax services and tax consulting services, under the terms of a asset purchase agreement filed as Exhibit 2.2. CIC Enterprises, LLC is a wholly owned subsidiary of First Advantage Corporation.

In consideration for the purchase of the assets, the Company paid the sellers an aggregate purchase price of $30,000,000, in a combination of cash in the amount of $14,000,000, subordinated promissory notes in the amount of $11,000,000 guaranteed by The First American Corporation (the majority shareholder of the Company), and notes convertible into shares of the Company’s class A common stock in the amount of $5,000,000, The Company funded the payment of the cash portion of the consideration through a $20,000,000 promissory note with The First American Corporation.

In connection with this acquisition, $14,000,000 of the consideration has been placed in escrow and is comprised of an $11,000,000 subordinated promissory note and a $3,000,000 convertible note (the “Escrow Assets”). The full release of the Escrow Assets is contingent upon the renewal by the United States government of the Work Opportunity Tax Credit program or a similar program on or before December 31, 2005. If the program is not renewed on or before December 31, 2005, the Escrow Assets will be forfeited by sellers and released to the Company. The final amount of the escrowed assets may also be reduced based upon the timing of the passage of a new program, the similarity between the programs, and retroactive application of a new program.

First Advantage Corporation has agreed to file a registration statement on Form S-3 as soon as practicable after becoming eligible to use a registration statement on Form S-3, and in any event to file within 45 days of becoming eligible to use a registration statement on Form S-3. The registration statement will register for resale on a delayed or continuous basis all of the class A common stock of the Company that the sellers are entitled to receive in connection with the conversion of the convertible notes.

The terms of the asset purchase agreement, including the consideration paid by the Company, were determined in arms’-length negotiations between the Company, on the one hand, and the sellers, on the other hand. The foregoing description of the asset purchase agreement is qualified in its entirety by the full text of the of the asset purchase agreement, which is incorporated herein by reference.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

The Company intends to file by amendment the required financial statements no later than 60 days after the date that this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The Company intends to file by amendment the required financial statements reflecting the acquisition of all of substantially all of the assets of sellers no later than 60 days after the date that this report on Form 8-K must be filed.

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement Among First Advantage Corporation, CIC Enterprises, LLC, CIC Enterprises, Inc., STEPS, Inc., SFC. Inc, and Horton, Inc. (Exhibits And Schedules Omitted)*
99.1	Press Release dated May 5, 2004

*	The Registrant will furnish a supplementary copy of any omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson

Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: May 6, 2004